EXHIBIT 99.1
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[LOGO -- IVANHOE ENERGY]

                                                                  May 17, 2006

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            Ivanhoe Energy Builds on Strength of Board of Directors

       Robert Abboud Appointed Independent Co-Chairman and Lead Director

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VANCOUVER,  CANADA -- Ivanhoe  Energy Inc.  (NASDAQ:  IVAN and TSX:  IE) today
announced  the  following   appointment  to  the  Board  of  Directors  and  a
restructuring of the board.

ROBERT ABBOUD, APPOINTED INDEPENDENT CO-CHAIRMAN AND LEAD DIRECTOR Robert Abboud, President of A. Robert Abboud and Company, a private investment company, based in Chicago, Illinois, has joined the Board of Directors as Independent Co-Chairman and Lead Director.

During Mr. Abboud's 45-year career in oil and gas, banking and foreign affairs, he has been President and Chief Operating Officer of Occidental Petroleum Corporation, Chairman of First Chicago Corporation and The First National Bank of Chicago, Chairman of First City Bancorporation of Texas and Chairman of ACB International, Ltd., a joint venture which included the Bank of China and a subsidiary of the Chinese Ministry of Foreign Relations and Trade. Under Mr. Abboud's Chairmanship, First Chicago was the first U.S. bank to open an office in China in 1978.

Mr. Abboud is a graduate of Harvard College and of Harvard Law and Business schools, and is a U.S. Marine combat veteran. He has also served on numerous Boards of Directors, many of them as Audit Committee Chairman, including
Occidental Petroleum, Canadian Occidental Petroleum, Standard Oil Company (Indiana), Cities Service Co., The Federal Reserve Bank of Chicago, The International Monetary Market, Inland Steel, Field Enterprises - publisher of the Chicago Sun Times, AAR Corp., Alberto-Culver Co., Hartmarx Corp., and ICN Pharmaceutical.

BOARD RESTRUCTURING
Coincident with the appointment of Robert Abboud as Independent Co-Chairman, David Martin, formerly Executive Chairman, will become Executive Co-Chairman. Together, Mr. Martin and Mr. Abboud will comprise the Office of the Chairman, which will provide broad oversight to the company's activities.

David Martin, Ivanhoe Energy Chairman said, "I am absolutely delighted that Robert Abboud has agreed to join our board. I have a well established business association with him going back many years. Robert had been a recent advisor to Ivanhoe Energy and his counsel has proved to be invaluable. With his senior experience in the energy and banking industries, and his tremendous insight and contacts, we believe he will provide very significant guidance to the board and the company."

E. Leon Daniel, formerly President and CEO, will assume the position of Deputy Chairman of the Board, with a focus on Projects and Engineering. Robert Friedland will continue in his role as Deputy Chairman of the Board, with a focus on Capital Markets. In addition, Ivanhoe Energy expects to shortly announce the appointment of a new President.


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"The new structure of the Board of Directors will provide  considerable  focus to our activities as we move forward," continued Mr. Martin. "Leon Daniel's broad engineering experience, combined with his extensive contacts around the world, will be the focal point for our project development and engineering at the most senior Board level as we move forward with the implementation of our new proprietary heavy oil upgrading technology. Robert Friedland's leadership in capital market development is expected to be invaluable over the coming years, as we anticipate a growing need for capital with the ramp up of the commercialization and construction of heavy oil upgrading facilities."

Ivanhoe Energy is an independent international oil and gas exploration and development company focused on pursuing long-term growth in its reserve base and production using key technologies, including its proprietary heavy oil upgrading process (HTL), state-of-the-art drilling and enhanced oil recovery
(EOR) techniques and the conversion of natural gas to liquids (GTL). Core operations are in the United States and China, with business development opportunities worldwide.

Ivanhoe Energy trades on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange with the symbol IE.

INFORMATION CONTACTS:
All locations:    Cindy Burnett 1-604-331-9830 (North America)
In Asia:          Patrick Chua 86-1370-121-2607 / 852-9193-4056
Website:          www.ivanhoe-energy.com


FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to the continued advancement of Ivanhoe Energy's projects and the commercialization of the RTP(TM) heavy oil upgrading technology and other statements, which are not historical facts. When used in this document, the words such as "could," "plan," "estimate,"
"expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the fact that the company's projects could experience technological and mechanical problems, Ivanhoe Energy's process to upgrade bitumen and heavy oil may not be commercially viable, environmental risks, changes in product prices, our ability to raise capital as and when required, competition, the risk of doing business in foreign countries and other risks disclosed in Ivanhoe Energy's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.



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